

"We're Turning Over A New Leaf!
For Even Better Community Banking!"
Working Together
LongLeaf
COMMUNITY BANK
FOUR OAKS
BANK
John Bullard
Butch Farrah
895-1208
MEMBER FDIC
www.fouroaksbank.com
LENDER